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EXHIBIT(A)(1)(H)

Below please find a schedule of the Stock Option Exchange Program information sessions. There is no registration required to attend these sessions. If you are interested in attending, please arrive at the designated location at the appropriate time. Please note that space is limited.

[INSERT LOCATION]

___________ Training Room, BLDG ___, ___ FLOOR JUNE ______, 2003

______ p.m. - ______ p.m. Presented By: Stock Administration

___________ Training Room, BLDG ___, ___ FLOOR JUNE ______, 2003

______ a.m. - ______ a.m. Presented By: Stock Administration

___________ Training Room, BLDG ___, ___ FLOOR JUNE ______, 2003

______ p.m. - ______ p.m. Presented By: Stock Administration

___________ Training Room, BLDG ___, ___ FLOOR JUNE ______, 2003

______ a.m. - ______ a.m. Presented By: Stock Administration

___________ Training Room, BLDG ___, ___ FLOOR JUNE ______, 2003

______ p.m. - ______ p.m. Presented By: Stock Administration

If you have any questions, please contact stock administration at 781-376-3260.